Exhibit 99.1

Hall of Fame Resort & Entertainment Company Completes Merger,

Creating a Premier Sports, Entertainment and Media Enterprise Centered on

the World’s Largest Source of Professional Football Information

Gordon Pointe Acquisition Corp. Completes Business Combination with HOF Village, LLC

Combined Company Renamed Hall of Fame Resort & Entertainment Company

Combined Company Will Begin Trading on NASDAQ Under the Ticker Symbols “HOFV” and “HOFVW”

CANTON, Oh. (July 1, 2020) – HOF Village, LLC (“HOF Village”), the owner of the multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame in Canton, Ohio, today announced the completion of its previously announced business combination with Gordon Pointe Acquisition Corp. (“GPAQ” or “Gordon Pointe”) (NASDAQ: GPAQ, GPAQU, GPAQW), a publicly traded special purpose acquisition company. The resulting company is named Hall of Fame Resort & Entertainment Company (“HOFV” or “the Company”), and its common stock and warrants are expected to trade on the NASDAQ Capital Market under the ticker symbols “HOFV” and “HOFVW,” respectively, on July 2, 2020.

The transaction creates a premier sports, entertainment and media enterprise surrounding the Pro Football Hall of Fame that is poised to capitalize on its unique partnership with the most dominant professional sports brand in the country and its direct access to the Pro Football Hall of Fame’s library of never-before-seen footage and memorabilia. The combined public company will continue to develop an immersive, multi-use destination resort in Canton, Ohio named the Johnson Controls Hall of Fame Village, and a media program that unifies live entertainment and experiences, fantasy sports and eGaming with partners and content from some of the most powerful and storied brands in football, including the NFL Alumni Association and the Pro Football Hall of Fame.

James J. Dolan, Chief Executive Officer and Chairman of GPAQ, commented, “Mike Crawford and his team possess a unique ability to develop this destination resort and entertainment enterprise. Mike’s extensive background working for some of the most popular brands in leisure tourism positions him to capitalize on professional football’s powerful brand and passionate fan base. We are excited to be part of The Hall of Fame Resort & Entertainment Company’s next steps as it continues to create a special destination and enterprise that diversifies the Company’s capabilities across media, gaming and fantasy on a global level as a dynamic public company.”

“The Hall of Fame Resort & Entertainment Company is poised to produce substantial growth by combining an experiential, sports-themed destination resort with our direct access to one of the world’s largest collections of football memorabilia, which presents tremendous opportunities to engage football fans around the world,” said Mr. Crawford. “As a public company, we will have greater flexibility to execute on our integrated business model and produce exclusive football-focused programming, distribute original content across the media landscape, and expand into fantasy sports and eGaming, among other high-growth opportunities. This significant milestone has been made possible by the hard work and dedication of our committed team and the support of our shareholders, and I look forward to working with them to continue to build the Company and its multiple revenue streams.”

Hall of Fame Resort & Entertainment Company Highlights

●	The Johnson Controls Hall of Fame Village is within five hours of over 32 million people and only an eight-hour drive from 15 NFL franchise markets, positioning it to leverage the popularity of professional football and address a shortage of themed attractions in the Midwest region. HOFV has already invested $250 million to complete Phase 1 and advance Phase II of the development, and has continued to strategically expand and manage its growth by:

○	Acquiring, extensively renovating, and rebranding downtown Canton’s largest hotel as a DoubleTree by Hilton Hotels, increasing the Company’s capacity to host visitors for events and programming;

○	Entering an agreement with ASM Global to manage Tom Benson Hall of Fame Stadium, the company’s world-class 20,000-plus seat sports and entertainment stadium that Forbes named as one of 13 game-changing NFL stadiums;

●	The Company has formed mutually beneficial sponsorships and partnership agreements with leading brands like Johnson Controls, with whom it has a naming rights agreement, and Constellation, the exclusive energy supplier of HOFV and the Pro Football Hall of Fame, and has recently:

○	Secured multimillion dollar funding from Constellation through its Efficiency Made Easy (EME) program to implement energy efficiency technology and systems throughout the resort, including the Constellation Center for Excellence; and,

○	Formed a partnership with the National Football League’s Alumni Association (“NFL Alumni”), which will bring the NFL Alumni headquarters and the NFL Alumni Academy complex to the Village site along with youth and player programming taking place on the Village campus and across the country.

●	The combined company will drive consumer engagement from recreational and corporate activities including youth football, sports programs, conventions and trade shows, fantasy sports and eGaming. In May 2020, the Company acquired a majority interest in a fantasy football league, which it expects to leverage the Company's brand and access to intellectual property to enter the high-growth vertical of the fantasy sports and gaming market in a unique way.

Transaction Details

The formation of the Company was completed in a business combination whereby GPAQ merged with HOF Village, LLC. The transaction was approved by GPAQ’s stockholders on June 30th, 2020.

Hall of Fame Resort & Entertainment Company will be led by HOF Village, LLC’s team of highly accomplished executives, including President and Chief Executive Officer Michael Crawford, Chief Financial Officer Jason Krom, President of Operations Michael Levy, and Executive Vice President of Public Affairs Anne Graffice, who will continue to serve in their respective roles. In addition, Michael Crawford will serve as Chairman of the Board of the combined company and will be joined on the board by James J. Dolan, formerly Chief Executive Officer and Chairman of GPAQ, who will serve as Vice Chairman; Stuart Lichter, President and Chairman of Industrial Realty Group; Michael Klein, Partner of M. Klein and Company; Anthony Buzzelli, CPA, formerly Audit Partner and Advisory Partner at Deloitte & Touche; David Dennis, CPA, formerly Advisory Sector Leader for KPMG LLP’s State and Local Government Advisory Practice; Karl Holz, a former senior executive at The Walt Disney Company; Curtis Martin, Pro Football Hall of Fame inductee and founder of the Curtis Martin Job Foundation; Mary Owen, Founder and President of MMO Capital LLC; Edward Roth, President and CEO of Aultman Health Foundation and Vice Chairman of the Pro Football Hall of Fame; and Kimberly Schaefer, President of Two Bit Circus, Inc.

Maxim Group LLC acted as financial and capital markets advisor to GPAQ and Fox Rothschild LLP served as GPAQ’s legal advisor. Hunton Andrews Kurth LLP served as HOF Village, LLC’s legal advisor.

About the Hall of Fame Resort & Entertainment Company

The Hall of Fame Resort & Entertainment Company is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the public holding company for HOF Village, LLC and its subsidiaries. The Johnson Controls Hall of Fame Village, a development of HOF Village, LLC, is a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus in Canton, Ohio. HOF Village, LLC was founded by the Pro Football Hall of Fame through its wholly owned, for profit subsidiary Hall of Fame Village, Inc. and Industrial Realty Group, LLC. Prior to the acquisition of HOF Village, LLC, Gordon Pointe Acquisition Corp. was a special purpose acquisition company formed in January of 2018. Gordon Pointe Acquisition Corp. began trading on the NASDAQ stock exchange in January 2018 and, prior to its combination with HOF Village, LLC in June 2020, its Class A ordinary shares, units and warrants traded under the ticker symbols GPAQ, GPAQU, and GPAQW, respectively. Additional information on the new company can be found at www.hofreco.com.

About the Pro Football Hall of Fame

Located in Canton, Ohio, the birthplace of the National Football League, the Pro Football Hall of Fame is a 501(c)(3) not-for-profit institution with the Mission to Honor the Heroes of the Game, Preserve its History, Promote its Values, & Celebrate Excellence Everywhere. The Hall of Fame has formed a wholly owned, for profit subsidiary to be a member of HOFV. Hundreds of thousands of fans from across the globe travel to Canton annually to experience “The Most Inspiring Place on Earth!” that chronicles America's most popular sport.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed merger; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and Holding’s, GPAQ’s and HOFV’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities, relating to the acquired business. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. The following risks and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of the Coronavirus on GPAQ and HOFV; the outcome of any legal proceedings that have been, or will be, instituted against GPAQ or other parties to the Merger Agreement following announcement of the Merger Agreement and transactions contemplated therein; the ability of Holdings to meet NASDAQ listing standards following the merger and in connection with the consummation thereof; the failure to obtain the financing arrangements necessary to complete the development of the project; the failure to achieve the assumptions underlying certain of the financial projections included within the investor presentation including, among others, securing the timely financing for, and achieving construction of, the second phase of the project within assumed timeframes and financial budget, and achieving expected attendance and occupancy rates; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Merger Agreement and consummation of the transaction described therein; costs related to the proposed merger and the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by GPAQ and Holdings.

For Information, Contact:

HOF Village, LLC Media Inquiries

Anne Graffice, 330-458-9176
Anne.Graffice@hofvillage.com

Or

Phil Denning, (646) 277-1258

Phil.Denning@icrinc.com

HOF Village, LLC or Gordon Pointe Investor Inquiries
Jacques Cornet, (646) 277-1285
Jacques.Cornet@icrinc.com
or
Will Swett, (646) 677-1818
Will.Swett@icrinc.com

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